UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, Terry Burman notified Abercrombie & Fitch Co. (the “Company”) that he (i) will step down as Non-Executive Chairperson of the Company’s Board of Directors (the “Board”), effective as of the conclusion of the Company’s fiscal year ending January 28, 2023 (the “Transition Date”), and (ii) will not stand for re-election at the Company’s 2023 Annual Meeting of Stockholders, in connection with his retirement as a member of the Board. The Board thanks Mr. Burman for his service to the Company and its stockholders.

On November 18, 2022, as part of a leadership transition associated with Mr. Burman’s retirement, the Board appointed Nigel Travis, current Board member and Chair of the Board’s Nominating and Board Governance Committee, to succeed Mr. Burman as Chairperson of the Board, effective as of the Transition Date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2022, the Board adopted the following amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of November 18, 2022:

•Section 1.01 and Section 1.02 of the Bylaws have been amended to clarify that the Board may postpone, reschedule or cancel any annual or special meetings of stockholders.

•Section 1.09 of the Bylaws has been amended to enhance certain procedural mechanics and disclosure requirements in connection with stockholder submissions of proposals regarding other business at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including by requiring that proposing stockholders and any Stockholder Associated Person (as defined in the Bylaws) provide additional background information and disclosures and make certain representations.

•Section 1.12 of the Bylaws has been amended to eliminate the requirement to make a stockholder list available for examination at meetings of stockholders, as provided for by recent amendments to the General Corporation Law of the State of Delaware (“DGCL”).

•Section 2.04 of the Bylaws has been amended to enhance certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including by (i) requiring that nominating stockholders, any Stockholder Associated Person and director nominees provide additional background information and disclosures and make certain representations and (ii) specifying procedural requirements with which nominating stockholders desiring to utilize the “universal proxy rules” in Rule 14a-19 under the Exchange Act must comply.

•Article X of the Bylaws has been added to establish (i) the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware) as the exclusive forum for the resolution of derivative actions, actions asserting claims based on breach of fiduciary duties, actions asserting claims pursuant to any provision of the DGCL, the Company’s Certificate of Incorporation or the Bylaws or actions asserting claims governed by the internal affairs doctrine of the law of the State of Delaware, and (ii) the United States federal district courts as the exclusive forum for the resolution of actions asserting claims arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Bylaws, as amended, also incorporate certain clarifying, ministerial, non-substantive and conforming changes.

The foregoing description of the amendments to the Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws as adopted by the Board on November 18, 2022, a copy of which is included as Exhibit 3.1 attached hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 22, 2022, the Company issued a news release regarding Mr. Burman’s retirement as a member of the Board and the appointment of Mr. Travis as the next Chairperson of the Board, a copy of which is included as Exhibit 99.1 attached hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Abercrombie & Fitch Co., effective as of November 18, 2022
99.1	News release issued by Abercrombie & Fitch Co. on November 22, 2022

104	Cover Page Interactive Data File - the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated:	November 22, 2022	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary